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                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

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                                            :
        IN RE: DIGEX, INC.                  :     CONSOLIDATED
        SHAREHOLDERS LITIGATION             :     CIVIL ACTION NO. 18336 NC
                                            :
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               CONSOLIDATED CLASS ACTION AND DERIVATIVE COMPLAINT

      Plaintiffs TCW Technology Limited Partnership, TCW Small Capitalization Growth Stocks Limited Partnership, TCW Asset Management Company, Kansas Public Employees Retirement System, Gerard F. Hug, Mohamed Yassin, Taam Associates, John F. Prince, David Reynoldson, Marilyn Kalabsa, Thomas Turberg, David J. Steinberg, Crandon Capital Partners, and Amrita Sinha (collectively, "Plaintiffs"), for their consolidated complaint against defendants Intermedia Communications, Inc., David C. Ruberg, Phillip A. Campbell, John C. Baker, George F. Knapp, Mark K. Shull, Robert M. Manning, WorldCom, Inc., and nominal defendant Digex, Inc., make the following allegations upon information and belief, except as to allegations relating to themselves, which they make upon personal knowledge.

                              SUMMARY OF THE ACTION

      1. This is a class and shareholder derivative action brought on behalf of Digex, Incorporated ("Digex") and its minority shareholders against: Intermedia Communications, Inc. ("ICI"), the majority shareholder of Digex; six (6) members of Digex's Board of Directors (the "Individual Defendants") who have favored the interests of ICI and themselves over the interests of Digex and its minority shareholders in connection with a proposed merger between ICI and


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WorldCom, Inc. ("WorldCom"); and WorldCom. Collectively, ICI, WorldCom and the
Individual Defendants are referred to as "Defendants."

      2. On September 1, 2000, ICI entered into a merger agreement with WorldCom (the "Transaction"). The purpose of the Transaction from the perspective of WorldCom is not to acquire ICI, but to acquire Digex. The ICI and Digex Boards approved the Transaction, even though there reportedly were several bids outstanding for Digex, one of which is reported to value Digex at $120 per share, or more than double the stock price on September 19, 2000, the day immediately preceding the filing of this action. The public shareholders of Digex receive nothing in the Transaction.

      3. By entering into the transaction, the Individual Defendants and ICI breached their fiduciary duty to the non-ICI Digex shareholders and caused ICI to usurp a corporate opportunity properly belonging to Digex. Further, the Board of Directors of Digex improperly waived the protections afforded Digex's minority shareholders by Section 203 of the Delaware General Corporation Law ("DGCL"), 8 Del. C. ss. 203, even though a Special Committee of the Digex Board had voted not to waive Section 203. Unless the Transaction is enjoined, Digex's non-ICI shareholders will be deprived of the substantial premium that a sale of Digex would provide and, instead, ICI and its shareholders will improperly appropriate the premium properly belonging to Digex's shareholders. Further, WorldCom will effectively acquire Digex at a steeply discounted price, and without affording Digex's minority shareholders an opportunity to exchange their shares of Digex in a merger transaction.

                                   THE PARTIES

      4. Plaintiff TCW Asset Management Company ("TCW Asset Management"), a California corporation, is a registered investment advisor and wholly-owned subsidiary of TCW


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Group, Inc. TCW Asset Management and its affiliates manage numerous separate accounts in which they make the investment decisions, including accounts which, as of September 11, 2000, held approximately 1,042,000 shares of Digex Class A common stock in the aggregate. This is approximately 4.25% of the outstanding common stock of Digex.

      5. Plaintiff TCW Small Capitalization Growth Stocks Limited Partnership ("TCW Small Cap") owns, and owned at all relevant times (including the time of the actions of which Plaintiffs complain), shares of Class A common stock of Digex. TCW Small Cap is a California limited partnership managed by TCW Asset Management.

      6. Plaintiff TCW Technology Limited Partnership ("TCW Tech") owned at all relevant times (including the time of the actions of which Plaintiffs complain), shares of Class A common stock of Digex. TCW Tech is a Delaware limited partnership managed by TCW Asset Management.

      7. Plaintiff Kansas Public Employees Retirement System ("KPERS") owns, and owned at all relevant times (including the time of the actions of which KPERS complains), shares of Class A common stock of Digex. KPERS is an umbrella organization for three pension groups providing retirement, disability, and survivor benefits for Kansas public servants and their beneficiaries: the Kansas Public Employees Retirement System, the Kansas Police and Firemen's Retirement System, and the Kansas Retirement System for Judges.

      8. Plaintiffs Gerard F. Hug, Mohamed Yassin, Taam Associates, John F. Prince, David Reynoldson, Marilyn Kalabsa, Thomas Turberg, David J. Steinberg, Crandon Capital Partners, and Amrita Sinha, are each shareholders of Digex.

      9. Defendant ICI, a Delaware corporation, was founded in 1987, and provides an array of integrated communications services, including voice and data services such as local and


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long distance, Internet connectivity, and advanced network access services.
ICI's principal executive offices are located at One Intermedia Way, Tampa, Florida 33647-1752. ICI owns approximately 54 percent of Digex's equity interest and 94 percent of Digex's voting interest.

      10. Nominal Defendant Digex is a Delaware corporation with its principal offices at One Digex Plaza, Beltsville, Maryland 20705. Digex provides Web and application hosting solutions designed exclusively for businesses that have Internet requirements tied to critical business objectives. Digex provides Web and application hosting solutions for hundreds of e-businesses, from W.W. Grainger (distributor extranet) to Forbes (online publishing).

      11. Defendant David C. Ruberg ("Ruberg") is the Chairman of ICI's Board of Directors and is ICI's President and Chief Executive Officer. Ruberg also is the Chairman of Digex's Board of Directors.

      12. Defendant John C. Baker ("Baker") is a Director of ICI and a Director of Digex.

      13. Defendant Phillip A. Campbell ("Campbell") is a Director of ICI and a Director of Digex.

      14. Defendant George F. Knapp ("Knapp") is a Director of ICI and a Director of Digex.

      15. Defendant Robert M. Manning ("Manning") is a Director of Digex and the Chief Financial Officer of ICI.

      16. Defendant Mark K. Shull ("Shull") is a Director, President, and Chief Executive Officer of Digex. Shull, Manning, Knapp, Campbell, Baker, and Ruberg collectively are referred to herein as the "Individual Defendants."

      17. Defendant WorldCom is a Georgia corporation with its executive offices located at 500 Clinton Center Drive, Clinton, Mississippi 39056. WorldCom provides a broad range of


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communications, outsourcing, and managed network services worldwide. WorldCom regularly conducts business in the State of Delaware.

      18. Non-defendants Jack Reich ("Reich") and Richard Jalkut ("Jalkut") are members of the Board of Directors of Digex. Jalkut and Reich are the only two members of the Digex Board who are not Officers or Directors of ICI or Officers of Digex. As such, they were named to a special committee of the Board of Digex ("Special Committee") to protect the rights of Digex's minority shareholders. In furtherance of their fiduciary duty to the minority shareholders, Jalkut and Reich voted against a key portion of the proposed Transaction. After the Special Committee rejected the key portion of the Transaction, the other Digex Directors, in violation of their fiduciary duty to the minority shareholders of Digex, overruled the Special Committee and voted to approve all aspects of the Transaction.

                            CLASS ACTION ALLEGATIONS

      19. Plaintiffs bring this action pursuant to Rule 23 of the Rules of the Court of Chancery on behalf of themselves and all other persons owning Digex Class A common stock (the "Class"). Excluded from the Class are the Defendants, as well as their affiliates and assigns.

      20. This action is properly maintainable as a class action.

      21. The class is so numerous that joinder of all members is impracticable. As of April 6, 2000, there were more than 24 million shares of Digex Class A shares of common stock that are held by individuals and entities too numerous to bring separate actions. It is reasonable to assume that holders of the Class A stock are geographically dispersed throughout the United States.


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      22. There are questions of law and fact that are common to the Class and that predominate over questions affecting any individual class member. The common questions include, inter alia, the following:

            a. whether ICI and the Individual Defendants breached their fiduciary and other common law duties owed by them to Digex and to the members of the Class in causing Digex to waive the application of Section 203 of the DGCL to any future combination of Digex and WorldCom;

            b. whether ICI and the Individual Defendants breached their fiduciary and other common law duties owed by them to Digex and to the members of the Class by appropriating for ICI a corporate business opportunity properly belonging to Digex, i.e., the opportunity to sell Digex's shares at a premium in a merger or other transaction with WorldCom or another entity;

            c. whether ICI and the Individual Defendants breached their fiduciary and other common law duties owed by them to Digex and to the members of the Class by causing Digex to provide confidential information to ICI and then using that information for purposes other than to advance the interests of Digex, Plaintiffs and the Class;

            d. whether WorldCom aided and abetted breaches of fiduciary duty by ICI and the Individual Defendants; and

            e. whether Plaintiffs and the other members of the Class will be irreparably damaged if the merger between WorldCom and ICI is consummated.

      23. Plaintiffs are committed to prosecuting this action and have retained competent counsel experienced in litigation of this nature. Plaintiffs' claims are typical of the claims of the other members of the Class. Accordingly, Plaintiffs are adequate representatives of the Class and will fairly and adequately protect the interests of the Class.

      24. Plaintiffs anticipate that there will be no difficulty in the management of this litigation as a class action.


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      25. Defendants have acted on grounds generally applicable to the Class with respect to the matters complained of herein, thereby making appropriate the relief sought herein with respect to the Class as a whole.

      26. The prosecution of separate actions would create the risk of:

            a. inconsistent or varying adjudications which would establish incompatible standards for conduct of the Defendants; and/or

            b. adjudications which would as a practical matter be dispositive of the interests of other members of the Class.

                               FACTUAL BACKGROUND

      A. Background On ICI And Digex

      27. Digex was founded in 1996, and ICI acquired a controlling interest in Digex in July 1997. On August 4, 1999, Digex sold 11,500,000 shares of Class A common stock in its initial public offering. On February 16, 2000, Digex completed a public offering of 12,650,000 shares of Class A common stock. Digex sold 2,000,000 shares of Class A common and ICI sold 10,650,000 shares of Digex Class B common stock, which converted to Class A common at the closing of the offering.

      28. Since 1996, Digex stock has significantly outperformed ICI. Digex grew at an annual compound rate of 177 percent between 1996 and 1999. Its stock performance has mirrored its economic performance. Over the last year, Digex stock price increased by more than two and one-half times, rising from $32.50 per share on September 1, 1999 to more than $84 per share on September 1, 2000. ICI stock by contrast, fell more than 13 percent over the same period, from $26.50 per share on September 1, 1999, to just under $23 per share on September 1, 2000. ICI has not been able to generate sufficient cash flow to fund its operations, and has relied on sales of Digex shares and debt for that purpose.


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      B. Potential Sale Of Digex

      29. In July 2000, ICI announced that it had retained Bear, Stearns & Co. ("Bear Stearns") to explore strategic options, including a sale of Digex.

      30. Because potential acquirors of Digex (or ICI's majority interest in Digex) would want to see confidential business information of Digex as part of their due diligence, Digex's cooperation was necessary to the success of Bear Stearns' efforts.

      31. Confidential business information of Digex was, in fact, provided to Bear Stearns. Such information was provided either (1) by the overlapping Digex/ICI directors, without regard for whether the provision of such information was in the best interests of Digex, or (2) by other Digex officers or directors based on assurances from ICI and the Individual Defendants that Bear Stearns' efforts were directed at soliciting offers to acquire all of Digex's stock, and that any transaction to which ICI would agree would include the sale of all Digex shares.

      32. At the time ICI and the Individual Defendants caused Digex to provide its confidential information to Bear Stearns, ICI and the Individual Defendants knew that Digex would obtain no benefit from a sale of only ICI's Digex stock and that Digex was relying on ICI and the Individual Defendants to pursue a transaction that would involve the sale of all outstanding Digex shares. The confidential information that was provided by Digex was provided for the purpose of pursuing a sale of all of Digex.

      33. By the end of August 2000, published reports indicate that ICI had received a number of bids for Digex. The Wall Street Journal reported on September 8, 2000, that, according to people close to ICI and Digex, Exodus Communications, Inc. ("Exodus") offered $120 a share for Digex. This represents a premium of nearly 50 percent over Digex's share price on September 1, 2000, and over a 100 percent premium to today's share price. It was reported


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that two or three other opportunities for a sale of Digex or both Digex and ICI were presented to ICI. According to a Form S-4 filed with the Securities and Exchange Commission on October 16, 2000, an offer for Digex was made by Exodus, and a three-way merger between Digex, ICI and Global Crossing was proposed by Global Crossing. ICI and the Individual Defendants rejected all such opportunities in favor of a transaction with WorldCom that would benefit ICI, but not Digex or any of Digex's minority stockholders.

      C. The Transaction

      34. WorldCom's initial approach about a possible transaction was for the purchase of all of Digex. Upon being informed that any offer for Digex would have to be in the $120 per share range, WorldCom responded that it might be willing to make such an offer and that it was prepared to conduct immediate due diligence and negotiations for an acquisition of Digex.

      35. Rather than accept WorldCom's offer to begin negotiations for WorldCom to acquire Digex, the Individual Defendants and ICI suggested that WorldCom could buy ICI and thereby gain control of Digex. As a result, within hours after WorldCom's negotiating team had commenced their due diligence regarding Digex, WorldCom announced that its interest had shifted to acquiring only ICI. Thus, ICI and the Individual Defendants usurped a corporate opportunity belonging to Digex, which came to the Individual Defendants' attention because of their positions as directors of Digex.

      36. Despite the existence of highly valuable offers for Digex, the individual Defendants, in derogation of their fiduciary duties to Digex, rejected or failed to follow up on the pending offers for Digex and, instead, chose to pursue a sale of ICI alone to WorldCom. Pursuant to the Transaction, each share of ICI stock will be exchanged for $39 of WorldCom common stock, subject to a collar. In addition, each share of ICI preferred stock will be


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exchanged for WorldCom preferred shares that will have terms essentially identical to the ICI preferred shares, except that the issuer will be WorldCom. World Com also will acquire ICI's debt. The total value of the Transaction is approximately $6 billion ($3 billion in equity and $3 billion in debt and preferred stock).

      37. ICI, acting through and/or with the support of the Individual Defendants, has appropriated for itself the benefits of a transaction that, in reality, represents WorldCom's acquisition of control over Digex. The only reason for WorldCom to enter into the Transaction is to acquire Digex.

      38. According to WorldCom's Chief Executive Officer, Bernard Ebbers ("Ebbers"), as reported in the September 6, 2000 Wall Street Journal, WorldCom plans to sell non-Digex assets of ICI in order to pay down ICI debt WorldCom is assuming under the Transaction. The Form S-4 that WorldCom filed with the Securities and Exchange Commission on October 16, 2000, likewise indicates that WorldCom and ICI are exploring the possibility of a sale, concurrent with or following the merger, of all or substantially all ICI assets that are not related to Digex.

      39. Digex is particularly attractive to WorldCom because WorldCom can, by driving Digex traffic to the UUNET fiber-optic system that WorldCom owns, capture a higher share of the revenue with attractive pricing plans. If the Transaction were completed, WorldCom may have an advantage over pure hosting companies like Exodus and IBM, which must purchase their communications services from others. As Ebbers stated during a September 5, 2000 conference call with the press: "WorldCom's relationship with Digex will be one of providing certainly network connectivity and capacity at very attractive pricing, as well as Digex supplying products and services and management capability of a very, very excellent talent pool for WorldCom to


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develop its web hosting and managed services business." Ebbers has also stated
that controlling Digex would accelerate WorldCom's capability by 12 to 18 months to participate in the lucrative managed web hosting market.

      40. In announcing the Transaction, WorldCom explicitly stated that its purpose in consummating the Transaction was to acquire Digex. Thus, it entitled its September 5, 2000 press release: "WorldCom Gains Control Of Digex Through Merger With Intermedia." During a telephone press conference later that day, Ebbers admitted that, from WorldCom's perspective, "there wouldn't be justification enough alone to do the Intermedia transaction without the opportunity to associate with Digex."

      41. The Wall Street Journal reports that persons close to the Transaction have stated that from Digex's perspective "[w]hen you rank the three or four opportunities that were on the table, the WorldCom offer for Intermedia was dead last by a bunch...."

      42. WorldCom, as part of the proposed ICI transaction, wanted the Digex Board to waive the minority shareholder protections set forth in Section 203 of the DGCL. That provision would preclude WorldCom from undertaking certain transactions with Digex for three years, including combining assets.

      43. The Digex Board referred WorldCom's request to waive Section 203 of the DGCL to the Special Committee composed of Jalkut and Reich. Jalkut and Reich voted not to waive the protections of Section 203. The Digex Board overruled the Special Committee by a vote of four-to-three, with four ICI-affiliated directors (Baker, Campbell, Ruberg and Manning) voting to waive the protections of Section 203 and the three directors not affiliated with ICI (Jalkut, Reich and Shull) voting against the waiver. Prior to the waiver vote, Reich and Jalkut


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made a recommendation to the Digex Board that any sale be delayed and that Digex solicit bids from other companies. Their recommendation was rejected.

      44. On September 5, 2000, ICI and WorldCom jointly announced that the Boards of ICI, WorldCom and Digex had each approved the Transaction. The Transaction represents a 70 percent premium for ICI shares based on the closing price before the announcement.

      45. In reaction to the announcement of the Transaction on September 5, 2000, the Digex stock price plummeted, losing nearly 20 percent of its value over the next day, closing at $67.875 per share -- far below the $120 per share offered by Exodus. ICI shares, however, rose 38 percent in response to the announcement.

      46. The Wall Street Journal reported that analysts downgraded Digex stock on the announcement since the Transaction would provide immediate benefit only to ICI shareholders, but not to Digex shareholders.

      47. Currently, Digex stock trades at less than $50 a share or less than one-half the price per share offered by Exodus.

                             DERIVATIVE ALLEGATIONS

      48. Plaintiffs bring this action, in part, derivatively for the benefit of Digex to redress injuries suffered and to be suffered by Digex as a direct result of the breach of fiduciary duties by Defendants.

      49. Plaintiffs TCW Small Cap, KPERS, David J. Steinberg, Crandon Capital Partners, and Amrita Sinha have owned Digex common stock during the wrongful course of conduct by Defendants alleged herein and continue to own Digex common stock.


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      50. Plaintiffs will adequately and fairly represent the interests of Digex and its shareholders in enforcing and prosecuting their rights and have retained counsel competent and experienced in stockholder's derivative litigation.

                 DEMAND ON THE DIGEX BOARD IS EXCUSED AS FUTILE

      51. Plaintiffs have not made demand on the Digex Board to bring suit asserting the claims set forth herein because a majority of Digex's directors suffer from conflicts of interest and divided loyalties which preclude them from exercising independent business judgment. Four of Digex's directors -- defendants Ruberg, Campbell, Baker and Knapp -- are also directors of ICI. Defendant Ruberg is Chairman of both ICI's Board and Digex's Board. Further, a fifth director, defendant Manning, is a director of Digex and the Chief Financial Officer of ICI. ICI controls the Board of Digex and has obtained the benefit of the improper conduct alleged herein.

      52. Demand on the Digex Board would be futile and useless because the Digex Board approved the WorldCom merger, permitting their loyalty to ICI to supersede their fiduciary duty of loyalty to Digex. Further, the Digex Board appointed the Special Committee to decide issues regarding the waiver of Section 203 and when the Special Committee refused to adopt the position desired by the Digex Board and ICI, the Board overruled the decision of the Special Committee. Finally, the Digex Board, after being approached by WorldCom regarding a potential acquisition of Digex, violated their fiduciary duties to Digex and its shareholders and diverted the corporate opportunity regarding the sale of Digex to ICI. Such actions, motivated by conflict of interest and divided loyalty, were not the product of sound or independent business judgment and are not protected from judicial scrutiny. Under these circumstances, the Digex Board could not be expected to sue themselves or ICI.


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      53. Furthermore, at least defendants Baker, Knapp, Manning, Ruherg, and
Shull, who each approved some or all of the foregoing actions, had a material financial interest in WorldCom's acquisition of ICI. Thus, those actions were not approved by a disinterested majority of the Digex Board. Set forth below is a table showing (1) the amounts of Digex Class A common stock and ICI common stock these directors beneficially owned as of March 31, 2000, including stock options exercisable as of that date or within 60 days thereafter; (2) the gross consideration (i.e., before deducting costs of exercising any stock options) the directors could have received for their beneficial holdings of Digex stock in the Exodus transaction they rejected, or in the transaction initially proposed by WorldCom whereby WorldCom would acquire all outstanding stock of Digex; and
(3) the gross consideration the directors could receive for their beneficial holdings of ICI stock in the WorldCom transaction they approved.

------------------------------------------------------------------------------------------
Defendant          Digex stock   Gross consideration   ICI stock      Gross consideration
                   beneficially      from Exodus      beneficially           from
                   owned as of     transaction or     owned as of        WorldCom/ICI
                  March 31, 2000    WorldCom/Digex    March 31, 2000      transaction
                                     transaction                           (@ $39)
                                      (@$ 120)
------------------------------------------------------------------------------------------
John Baker              13,334        $1,600,080          81,820         $3,190,980
------------------------------------------------------------------------------------------
George Knapp            13,334        $1,600,080          57,100         $2,226,900
------------------------------------------------------------------------------------------
Robert Manning               0                 0         255,731         $9,973,509
------------------------------------------------------------------------------------------
David Ruberg                 0                 0       1,057,839        $41,255,721
------------------------------------------------------------------------------------------
Mark Shull                   0                 0          16,667           $650,013
------------------------------------------------------------------------------------------

      54. As shown by the foregoing table, at least defendants Baker, Knapp, Manning, Ruberg, and Shull could obtain a substantially greater personal financial benefit from


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WorldCom's acquisition of ICI than from Exodus's or WorldCom's acquisition of
Digex. Indeed, defendants Manning, Ruberg, and Shull could not obtain any personal financial benefit at all from an acquisition of Digex, but can obtain a significant one from the WorldCom/ICI deal. For instance, had Exodus or WorldCom acquired Digex, defendant Ruberg would have received nothing for his holdings of Digex stock, for he had none. On the other hand, in WorldCom's acquisition of ICI, Ruberg can receive over $40 million in consideration for his beneficial holdings of ICI stock. Under these circumstances, the Digex Board could not be expected to bring the claims asserted herein, and the actions of the Board challenged herein are not protected from judicial scrutiny.

                                     COUNT I

                           (Breach of Fiduciary Duty)
                         (Against Individual Defendants)

      55. Plaintiffs reallege the preceding paragraphs as set forth above and incorporate them herein by reference.

      56. The Individual Defendants, as officers and directors of Digex, are fiduciaries of the Company's Class A shareholders. As such they owe the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

      57. The Individual Defendants have breached their fiduciary duties (1) by causing Digex to provide its confidential business information to Bear Stearns in order to facilitate the sale of ICI's majority stockholder interest in Digex, despite knowing that Digex's minority stockholders would receive no benefit from the provision of such information, and/or (2) by using confidential information of Digex for purposes beneficial to ICI that were different from the purposes for which such information was supplied by Digex, and which were contrary to


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Digex's interests. By so doing, the Individual Defendants placed their loyalties to ICI above their loyalties to Digex's minority stockholders, and favored the interests of Digex's majority stockholder over those of the minority.

      58. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the transaction, Individual Defendants are not acting in good faith toward Plaintiffs and the Class and are breaching their fiduciary duties to Plaintiffs and the Class.

      59. Because the Individual Defendants dominate and control the business and corporate affairs of Digex and because they are in possession of private information concerning Digex's business and future prospects, there exists an imbalance and disparity of knowledge and economic power between the Individual Defendants and the public shareholders of Digex.

      60. As a result of the actions of the Individual Defendants, Plaintiffs and the Class have been and will be damaged.

      61. Unless enjoined by this Court, the Individual Defendants will continue to breach their fiduciary duties owed to Plaintiffs and the Class, all to the irreparable harm of the Class.

      62. Plaintiffs have no adequate remedy at law.

                                    COUNT II

                           (Breach of Fiduciary Duty)
                                  (Against ICI)

      63. Plaintiffs reallege the preceding paragraphs as set forth above and incorporate them herein by reference.

      64. ICI, as the controlling shareholder of Digex, is a fiduciary of the Company's other Class A shareholders. As such ICI owes those Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.


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      65. ICI has breached its fiduciary duties (1) by using its control over
Digex to cause Digex to provide its confidential business information to Bear Stearns in order to facilitate the sale of ICI's majority stockholder interest in Digex, despite knowing that Digex's minority stockholders would receive no benefit from the provision of such information, and/or (2) by using confidential information of Digex for purposes beneficial to ICI that were different from the purposes for which such information was supplied by Digex, and which were contrary to Digex's interests.

      66. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the transaction. ICI is not acting in good faith toward Plaintiffs and the Class and is breaching its fiduciary duties to Plaintiffs and the Class.

      67. As a result of the actions of ICI, Plaintiffs and the Class have been and will be damaged.

      68. Unless enjoined by this Court, ICI will continue to breach its fiduciary duties owed to Plaintiffs and the Class, all to the irreparable harm of the Class.

      69. Plaintiffs have no adequate remedy at law.

                                    COUNT III

                 (Aiding And Abetting Breach or Fiduciary Duty)
                                  (Against ICI)

      70. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.

      71. Defendant ICI was aware of the Individual Defendants' fiduciary duties to Digex and its minority shareholders.


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      72. ICI is a party to the Transaction, which constitutes a clear breach of the Individual Defendants' fiduciary duty.

      73. ICI aided and abetted the Individual Defendants' breach of their fiduciary duty.

      74. ICI had knowledge of this breach, knowingly participated in the breach, and offered substantial assistance to the breaching parties.

      75. Plaintiffs have no adequate remedy at law.

                                    COUNT IV

                (Breach of Fiduciary Duty - Respondeat Superior)
                                  (Against ICI)

      76. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.

      77. The Individual Defendants were agents of ICI in connection with their actions as members of the Digex Board. The Individual Defendants took actions as members of the Digex Board at the behest of ICI and such actions were within the scope of their agency.

      78. The Individual Defendants' breach of their fiduciary duty was undertaken as agents of ICI and at the behest of ICI.

      79. ICI is responsible for the actions of its agents, the Individual Defendants, in breaching their fiduciary duty.

      80. Plaintiffs have no adequate remedy at law.

                                     COUNT V

                 (Aiding And Abetting Breach of Fiduciary Duty)
                               (Against WorldCom)

      81. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.


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      82. Defendant WorldCom was aware of the Individual Defendants' and ICI's fiduciary duties to Digex and its minority shareholders.

      83. WorldCom is a party to the Transaction, which constitutes a clear breach of the Individual Defendants' fiduciary duties.

      84. WorldCom aided and abetted the Individual Defendants' and ICI's breaches of their fiduciary duties.

      85. WorldCom had knowledge of these breaches, knowingly participated in the breaches, and offered substantial assistance to the breaching parties.

      86. Plaintiffs have no adequate remedy at law.

                                    COUNT VI

        (Breach Of Fiduciary Duty - Usurpation Of Corporate Opportunity)
                       (Against the Individual Defendants)
                        (Derivatively on behalf of Digex)

      87. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.

      88. The Individual Defendants, as officers and directors of Digex, are fiduciaries of Digex. As such they owe Digex the highest duties of good faith, fair dealing, due care, and loyalty.

      89. WorldCom approached the Individual Defendants with an offer for Digex.

      90. Rather than pursue a transaction for WorldCom to acquire Digex, the Individual Defendants suggested that WorldCom purchase ICI.

      91. The Individual Defendants usurped a corporate opportunity belonging to Digex, which came to the Individual Defendants' attention because of the Individual Defendants' positions as directors of Digex.

      92. The Transaction to which the Defendants agreed offers no benefit for Digex or its minority shareholders.

      93. The Individual Defendants have clear and material conflicts of interest and are acting to further their own interests at the expense of Digex.

      94. In usurping Digex's corporate opportunity, the Individual Defendants have breached and are breaching their fiduciary duties to Digex.

      95. Plaintiffs have no adequate remedy at law.

                                    COUNT VII

        (Breach Of Fiduciary Duty - Usurpation Of Corporate Opportunity)
                   (Against ICI and the Individual Defendants)

      96. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.

      97. The Individual Defendants, as officers and directors of Digex, are fiduciaries of the Company's Class A shareholders. As such they owe the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

      98. ICI, as the majority shareholder of Digex, owes fiduciary duties to Digex's minority shareholders. As such, ICI owes the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

      99. WorldCom approached the Individual Defendants with an offer for Digex.

      100. Rather than pursue a transaction for WorldCom to acquire Digex, the Individual Defendants and ICI suggested that WorldCom purchase ICI.

      101. The Transaction offers no benefit for Digex's minority shareholders.

      102. ICI acting through and/or with the support of the Individual Defendants, has appropriated for itself the benefits of a transaction that, in reality, represents WorldCom's acquisition of control over Digex. The only reason for WorldCom to enter into the Transaction is to acquire Digex.

      103. ICI and the Individual Defendants have clear and material conflicts of interest and are acting to further their own interests at the expense of Digex's minority shareholders.

      104. ICI, with the acquiescence of the Individual Defendants, is engaging in self-dealing and not acting in good faith toward Plaintiffs and the Class.

      105. By reason of the foregoing usurpation of a corporate opportunity, ICI and the Individual Defendants have breached and are breaching their fiduciary duties to the irreparable harm of Plaintiffs and the Class.

      106. Plaintiffs have no adequate remedy at law.

                                   COUNT VIII

               (Breach of Fiduciary Duty - Waiver Of Section 203)
            (Against Defendants Baker, Campbell, Ruberg and Manning)

      107. Plaintiffs reallege the preceding paragraphs as set forth above and incorporate them herein by reference.

      108. The Individual Defendants, as officers and directors of Digex, are fiduciaries of the Company's Class A shareholders. As such they owe the Class A shareholders the highest duties of good faith, fair dealing, due care, and loyalty.

      109. The Individual Defendants have the obligation to ensure that any transactions involving Digex are entirely fair to Digex and its minority shareholders. The vote by defendants Baker, Campbell, Ruberg and Manning to waive the protections that Section 203 of the DGCL affords to minority investors, in derogation of the decision of the Special Committee not to waive

Section 203, was undertaken at the behest and for the benefit of ICI, and at the expense of the minority shareholders of Digex. The conduct is unfair to the minority shareholders of Digex.

      110. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the Transaction, defendants Baker, Campbell, Ruberg and Manning are not acting in good faith toward Plaintiffs and the Class and are breaching their fiduciary duties to Plaintiffs and the Class.

      111. Because the Individual Defendants dominate and control the business and corporate affairs of Digex and because they are in possession of private information concerning Digex's business and future prospects, there exists an imbalance and disparity of knowledge and economic power between the Individual Defendants and the minority shareholders of Digex.

      112. As a result of the actions of defendants Baker, Campbell, Ruberg and Manning, Plaintiffs and the Class have been and will be damaged.

      113. Unless enjoined by this Court, defendants Baker, Campbell, Ruberg and Manning will continue to breach their fiduciary duties owed to Plaintiffs and the Class, all to the irreparable harm of the Class.

      114. Plaintiffs have no adequate remedy at law.

                                    COUNT IX

               (Breach of Fiduciary Duty - Waiver Of Section 203)
            (Against Defendants Baker, Campbell, Ruberg and Manning)
                        (Derivatively on behalf of Digex)

      115. Plaintiffs reallege the preceding paragraphs as set forth above and incorporate them herein by reference.

      116. The Individual Defendants, as officers and directors of Digex, owe Digex the highest fiduciary duties of good faith, fair dealing, due care, and loyalty.

      117. The Individual Defendants have the obligation to ensure that any transactions involving Digex are entirely fair to Digex and its minority shareholders. The vote by defendants Baker, Campbell, Ruberg and Manning to waive the protections that Section 203 of the DGCL affords to minority investors, in derogation of the decision of the Special Committee not to waive
Section 203, was undertaken at the behest and for the benefit of ICI, and at the expense of Digex and its minority shareholders. The conduct is unfair to Digex and its minority shareholders.

      118. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the Transaction, defendants Baker, Campbell, Ruberg and Manning are not acting in good faith toward Digex and are breaching their fiduciary duties to Digex.

      119. As a result of the actions of defendants Baker, Campbell, Ruberg and Manning, Digex has been and will be damaged.

      120. Unless enjoined by this Court, defendants Baker, Campbell, Ruberg and Manning will continue to breach their fiduciary duties owed to Digex, all to the irreparable harm of Digex.

      121. Plaintiffs have no adequate remedy at law.

                                     COUNT X

               (Breach of Fiduciary Duty - Waiver Of Section 203)
                                  (Against ICI)

      122. Plaintiffs reallege the preceding paragraphs as set forth above and incorporate them herein by reference.

      123. ICI, as the controlling stockholder of Digex, owes Digex's minority shareholders the highest fiduciary duties of good faith and loyalty.

      124. ICE used its position as controlling stockholder of Digex to cause Digex to waive the protections that Section 203 of the DGCL affords to minority investors, in derogation of the decision of the Special Committee not to waive Section 203. Such conduct benefitted ICI at the expense of Digex and its minority shareholders, and is unfair to Digex and its minority shareholders.

      125. In contemplating, planning and/or effecting the foregoing conduct and in pursuing and structuring the Transaction, ICI is not acting in good faith toward Digex's minority shareholders and is breaching its fiduciary duties to Digex's minority shareholders.

      126. As a result of the actions of ICI, Plaintiffs and the Class have been and will be damaged.

      127. Unless enjoined by this Court, ICI will continue to breach its fiduciary duties owed to Digex's minority shareholders, all to the irreparable harm of Plaintiffs and the Class.

      128. Plaintiffs have no adequate remedy at law.

                                    COUNT XI

     (Aiding And Abetting Breach of Fiduciary Duty - Waiver Of Section 203)
                                 (Against ICI)

      129. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.

      130. Defendant ICI was aware of the Individual Defendants' fiduciary duties to Digex and its minority shareholders.

      131. ICI is a party to the Transaction, which as a prerequisite to WorldCom's agreeing to enter into the Transaction, required defendants Baker, Campbell, Ruberg and Manning to violate their fiduciary duties to Digex and its minority shareholders by waiving the protections of Section 203.

      132. ICI aided and abetted defendants Baker, Campbell, Ruberg and Manning's breach of their fiduciary duty regarding the waiver of the protections of Section 203.

      133. ICI had knowledge of this breach, knowingly participated in the breach, and offered substantial assistance to the breaching parties.

      134. Plaintiffs have no adequate remedy at law.

                                    COUNT XII

    (Breach of Fiduciary Duty - Waiver Of Section 203 - Respondeat Superior)
                                  (Against ICI)

      135. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.

      136. Defendants Baker, Campbell, Ruberg and Manning were agents of defendant ICI in connection with their actions as members of the Digex Board. Defendants Baker, Campbell, Ruberg and Manning took actions as members of the Digex Board at the behest of ICI and such actions were within the scope of their agency.

      137. Defendants Baker, Campbell, Ruberg and Manning's breach of their fiduciary duty by voting to waive the protections afforded minority investors under Section 203 of the DGCL, which waiver was rejected by the Special Committee, was undertaken as agents of ICI and at the behest of ICI.

      138. ICI is responsible for the actions of its agents, defendants Baker, Campbell, Ruberg and Manning, in breaching their fiduciary duty regarding the waiver of Section 203.

      139. Plaintiffs have no adequate remedy at law.

                                   COUNT XIII

     (Aiding And Abetting Breach of Fiduciary Duty - Waiver Of Section 203)
                               (Against WorldCom)

      140. Plaintiffs reallege the previous paragraphs as set forth above and incorporate them herein by reference.

      141. Defendant WorldCom was aware of the Individual Defendants' and ICI's fiduciary duties to Digex and its minority shareholders.

      142. WorldCom is a party to the Transaction, which as a prerequisite to WorldCom's agreeing to enter into the Transaction, required defendants Baker, Campbell, Ruberg and Manning and ICI to violate their fiduciary duties to Digex and its minority shareholders by waiving the protections of Section 203.

      143. WorldCom aided and abetted the foregoing defendants' breaches of their fiduciary duties regarding the waiver of the protections of Section 203.

      144. WorldCom had knowledge of these breaches, knowingly participated in the breaches, and offered substantial assistance to the breaching parties.

      145. Plaintiffs have no adequate remedy at law.

      WHEREFORE, Plaintiffs pray that the Court:

      (a) Declare that this action may be maintained as a class action;

      (b) Declare that the Transaction is unfair, unjust, and inequitable to Digex, Plaintiffs and the other members of the Class, and is the product of breaches of fiduciary duty by ICI and the Individual Defendants, aided and abetted by WorldCom and ICI;

      (c) Declare that the waiver by the Digex Board of the application of
Section 203 of the DGCL to WorldCom is unfair, unjust, and inequitable to Digex, Plaintiffs and the other members of the Class, and is the product of breaches of fiduciary duty by ICI and defendants Baker, Campbell, Ruberg and Manning, aided and abetted by WorldCom and ICI;

      (d) Enjoin preliminarily and permanently the waiver by the Digex Board of the application of Section 203 of the DGCL to WorldCom;

      (e) Enjoin preliminarily and permanently the Defendants from taking any steps to accomplish or implement the Transaction;

      (f) Require Defendants to compensate Plaintiffs and the members of the Class for all losses and damages suffered and to be suffered by them as a result of the acts and Transaction complained of herein, together with prejudgment and postjudgment interest;

      (g) Require Defendants to compensate Digex for all losses and damages suffered and to be suffered by Digex as a result of the acts and Transaction complained of herein, together with prejudgment and postjudgment interest;

      (h) Award Plaintiffs the costs and disbursements of this action, including reasonable attorneys' fees; and

      (i) Grant such other and further relief as may be just and proper.

DATED: October 19, 2000


                                        /s/ Stuart M. Grant
                                        ----------------------------------------
                                        Stuart M. Grant
                                        Megan D. McIntyre
                                        GRANT & EISENHOFER, P.A.
                                        1220 N. Market Street, Suite 500
                                        Wilmington, DE 19801
                                        (302) 622-7000
                                        (302) 622-7100 (facsimile)
                                        Counsel for Lead Plaintiffs TCW
                                        Technology Limited Partnership, TCW
                                        Small Capitalization Growth Stocks
                                        Limited Partnership, TCW Asset
                                        Management Company, and Kansas Public
                                        Employees Retirement System

OF COUNSEL:

Daniel C. Girard
Anthony K. Lee
GIRARD & GREEN, LLP
160 Sansome Street, Suite 300
San Francisco, CA 94104
(415) 981-4800
(415) 981-4846 (facsimile)

ABBEY, GARDY & SQUITIERI, LLP
212 East 39th Street
New York, NY 10016

BERNSTEIN LIEBHARD & LIFSHITZ, LLP
10 East 30th Street
New York, New York 10016

CAULEY & GELLER, LLP
One Boca Place
2255 Glades Road, Suite 421A
Boca Raton, Florida 33431

FARUQI & FARUQI, LLP
320 East 39th Street
New York, New York 10016

GOODKIND LABATON RUDOFF & SUCHAROW
100 Park Avenue, 12th Floor
New York, New York 10017-5563

POMERANTZ HAUDEK BLOCK GROSSMAN & GROSS, LLP
100 Park Avenue, 26th Floor
New York, New York 10017

ROSENTHAL MONHAIT GROSS & GODDESS, P.A.
919 North Market Street
Suite 1401, Mellon Bank Center
Wilmington, Delaware 19801

SCHIFFRIN & BARROWAY, LLP,
Three Bala Plaza East, Suite 400
Bala Cynwyd, Pennsylvania 19044

STULL, STULL & BRODY
6 East 45th Street
New York, New York 10017

WEISS & YOURMAN,
551 Fifth Avenue
New York, New York 10176

CHIMICLES & TIKELLIS LLP
One Rodney Square
Wilmington, DE 19801

LAW OFFICES OF BRUCE G. MURPHY
265 Llwyds Lane
Vero Beach, Florida 32963

SAVETT FRUTKIN PODELL & RYAN, P.C.
Suite 700
325 Chestnut Street
Philadelphia, PA 19106

WECHSLER HARWOOD HALEBIAN & FEFFER LLP
488 Madison Avenue
New York, NY 10022

WOLF HALDENSTEIN ADLER FREEMAN & HERZ, LLP
270 Madison Avenue
New York, NY 10016

WOLF POPPER LLP
845 Third Avenue
New York, NY 10022

                             CERTIFICATE OF SERVICE

      I hereby certify that copies of the foregoing document were served by hand delivery upon the following on October 19, 2000:

                       William O. LaMotte, III, Esquire
                       Morris, Nichols, Arsht & Tunnell
                       1201 Market Street
                       Wilmington, Delaware 19801

                       Stephen C. Norman
                       Potter Anderson & Corroon LLP
                       Hercules Plaza
                       1313 North Market Street
                       P.O. Box 951
                       Wilmington, Delaware 19899

                       Henry E. Gallagher, Jr., Esquire
                       Connolly, Bove, Lodge & Hutz LLP
                       1220 N. Market St.
                       P.O. Box 2207
                       Wilmington, DE 19899


                                        /s/ Megan McIntyre
                                        ----------------------------------------
                                        Megan McIntyre